Exhibit 99.1

FS KKR Capital Corp. Announces Second Quarter 2026 Results

Declares Third Quarter 2026 Distribution of $0.44 per share

PHILADELPHIA, PA AND NEW YORK, NY – August 6, 2026 – FS KKR Capital Corp. (NYSE: FSK), or the Company, today announced its financial and operating results for the quarter ended June 30, 2026, and that its board of directors has declared a third quarter 2026 distribution of $0.44 per share for common stockholders.

Financial and Operating Highlights for the Quarter Ended June 30, 2026(1)

•     Net investment income of $0.44 per share, compared to $0.42 per share for the quarter ended March 31, 2026

•	Adjusted net investment income(2) of $0.43 per share, compared to $0.41 per share for the quarter ended March 31, 2026

•     Net asset value of $18.30 per share as of June 30, 2026, compared to $18.83 per share as of March 31, 2026

•     Total net realized and unrealized loss of $0.56 per share, compared to a total net realized and unrealized loss of $2.00 per share for the quarter ended March 31, 2026

•	Adjusted net realized and unrealized loss(2) of $0.55 per share, compared to adjusted net realized and unrealized loss of $1.99 per share for the quarter ended March 31, 2026

•     Earnings (Loss) per share of ($0.13), compared to Earnings (Loss) per share of ($1.57) for the quarter ended March 31, 2026

•     Total purchases of $590 million versus $1,334 million of sales and repayments, including $9 million of net sales to the Company’s joint venture, Credit Opportunities Partners JV, LLC

•     Debt to equity ratio as of June 30, 2026 was 127%, compared to 138% as of March 31, 2026

•	Net debt to equity ratio(3) as of June 30, 2026 was 122%, compared to 131% as of March 31, 2026

•     Paid distributions to common stockholders totaling $0.42 per share(4)

“During the second quarter, FSK generated Net Investment Income of $0.44 per share, reduced net leverage to within our target range, and made progress reducing our non-accrual assets,” said Michael C. Forman, Chief Executive Officer and Chairman. “We remain focused on improving portfolio performance and delivering long-term value for shareholders.”

“The strategic actions we announced in May are progressing as planned and reflect the FS/KKR Advisor’s continued conviction in the long-term value of FSK,” said Daniel R. Pietrzak, President and Chief Investment Officer of FSK and Partner and Global Head of Private Credit at KKR. “During the second quarter, the $150 million tender offer for shares of FSK’s common stock conducted by a subsidiary of KKR was successfully completed, the $150 million issuance of convertible preferred stock by FSK to a subsidiary of KKR closed, FSK’s $300 million share repurchase program commenced, and the 50% subordinated income incentive fee waiver helped to support our Net Investment Income and third quarter distribution. We believe these actions, together with our ongoing portfolio rotation efforts and focus on enhancing portfolio quality, strengthen FSK's financial profile.”

1

Subsequent Events

During the period from July 1, 2026 through August 5, 2026, the Company repurchased 3,348,353 shares of common stock pursuant to the board-authorized share repurchase program at an average price per share (inclusive of commissions paid) of $10.75 (totaling $36 million). All such repurchases were made on the Company’s behalf by a third-party agent on the open market at prices below net asset value per share in transactions intended to qualify for the safe harbors provided by Rules 10b5-1 and 10b-18 under the Exchange Act of 1934, as amended. The shares repurchased during the period from July 1, 2026 through August 5, 2026 are in addition to 377,800 shares of common stock (totaling $4 million at an average price per share, inclusive of commissions paid, of $10.57) repurchased from the commencement of the repurchase plan on June 29, 2026, through the end of the second quarter. The weighted average purchase price of all shares repurchased from June 29, 2026 to August 5, 2026 (inclusive of commissions paid) was $10.73.

Declaration of Common Stock Distribution for Third Quarter 2026

On August 5, 2026, FSK’s board of directors declared a distribution for the third quarter of $0.44 per share of common stock, which will be paid on or about October 2, 2026 to common stockholders of record as of the close of business on September 16, 2026.

Declaration of Convertible Preferred Stock Dividend for Third Quarter 2026

On July 30, 2026, FSK’s board of directors declared a cash dividend for the period from June 29, 2026 to September 30, 2026 of $0.315972 per share of convertible preferred stock, which will be paid on or about September 30, 2026 to convertible preferred stockholders of record as of the close of business on September 15, 2026.

2

Portfolio Highlights as of June 30, 2026

•     Total fair value of investments was $11.4 billion of which 63.0% was invested in senior secured securities.

•     Weighted average annual yield on accruing debt investments(5) was 9.8%, compared to 9.9% as of March 31, 2026.

•     Weighted average annual yield on all debt investments(5) was 8.8%, compared to 8.7% as of March 31, 2026.

•     Exposure to the top ten largest portfolio companies by fair value was 21%, compared to 20% as of March 31, 2026.

•     As of June 30, 2026, investments on non-accrual status represented 3.8% and 7.1% of the total investment portfolio at fair value and amortized cost, respectively, compared to 4.2% and 8.1% as of March 31, 2026.

Portfolio Data	As of June 30, 2026	As of March 31, 2026
Total fair value of investments (in millions)	$11,418	$12,269
Asset Class (based on fair value)
Senior Secured Loans — First Lien	58.7%	59.6%
Senior Secured Loans — Second Lien	3.9%	3.8%
Other Senior Secured Debt	0.4%	0.3%
Subordinated Debt	0.9%	0.8%
Asset Based Finance	12.6%	13.5%
Credit Opportunities Partners JV, LLC	14.4%	13.9%
Equity/Other	9.1%	8.1%
Interest Rate Type (based on fair value)
% Variable Rate Debt Investments	59.4%	61.2%
% Fixed Rate Debt Investments	9.1%	7.9%
% Other Income Producing Investments	21.1%	20.3%
% Non-Income Producing Investments(6)	6.6%	6.4%
% of Investments on Non-Accrual(7)	3.8%	4.2%

Leverage and Liquidity as of June 30, 2026

•     Debt to equity ratio of 127%, based on $6.5 billion in total debt outstanding and common stockholders’ equity of $5.1 billion. Net debt to equity ratio(3) of 122%, based on $6.6 billion in total debt outstanding, including convertible preferred stock, net of $109 million of cash, cash equivalents, restricted cash(8) and foreign currency and $309 million of net receivable for investments sold and repaid and common stockholders’ equity of $5.1 billion. FSK’s weighted average effective interest rate (including the effect of non-usage fees) was 5.49%.

•     Cash, cash equivalents, restricted cash and foreign currency of $109 million and availability under the Company’s financing arrangements of $3.1 billion, subject to borrowing base and other limitations.

•     As of June 30, 2026, 72% of the Company’s $6.5 billion of total debt outstanding was in unsecured debt and 28% was in secured debt.

3

Conference Call Information

FSK will host its second quarter 2026 results conference call via live webcast on Thursday, August 6, 2026 at 9:00 a.m. (Eastern Time). All interested parties are welcome to participate and can access the live webcast from the For Investors section of FSK’s website at www.fskkrcapitalcorp.com under Events & Presentations or through the following URL: https://edge.media-server.com/mmc/p/p9kmcy8i.

Research analysts who wish to participate in the conference call are requested to register a day in advance or at a minimum 15 minutes before the start of the call using the following URL: https://register-conf.media-server.com/register/BI2b07b127c5834f0ba23088267e658e7e. Upon registration, all telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number along with a unique PIN number that can be used to access the call.

An investor presentation of financial information will be available by visiting the For Investors section of FSK’s website at www.fskkrcapitalcorp.com, under Events & Presentations, before the market open on Thursday, August 6, 2026.

A replay of the call will be available beginning shortly after the end of the call by visiting the For Investors section of FSK’s website, under Events & Presentations.

About FS KKR Capital Corp.

FSK is a leading publicly traded business development company (BDC) focused on providing customized credit solutions to private middle market U.S. companies. FSK seeks to invest primarily in the senior secured debt and, to a lesser extent, subordinated loans and certain asset-based financing loans of private U.S. companies. FSK is advised by FS/KKR Advisor, LLC. For more information, please visit www.fskkrcapitalcorp.com.

About FS/KKR Advisor, LLC

FS/KKR Advisor, LLC (FS/KKR) is a partnership between Future Standard and KKR Credit that serves as the investment adviser to FSK and other business development companies.

Future Standard is a global alternative asset manager serving institutional and private wealth clients, investing across private equity, credit and real estate. With a 30+ year track record of value creation and over $94 billion in assets under management, we back the business owners and financial sponsors that drive growth and innovation across the middle market, transforming untapped potential into durable value(9).

KKR is a leading global investment firm that offers alternative asset management as well as capital markets and insurance solutions. KKR aims to generate attractive investment returns by following a patient and disciplined investment approach, employing world-class people, and supporting growth in its portfolio companies and communities. KKR sponsors investment funds that invest in private equity, credit and real assets and has strategic partners that manage hedge funds. KKR’s insurance subsidiaries offer retirement, life and reinsurance products under the management of Global Atlantic Financial Group. References to KKR’s investments may include the activities of its sponsored funds and insurance subsidiaries. For additional information about KKR & Co. Inc. (NYSE: KKR), please visit KKR’s website at www.kkr.com. For additional information about Global Atlantic Financial Group, please visit Global Atlantic Financial Group’s website at www.globalatlantic.com.

4

Forward-Looking Statements and Important Disclosure Notice

This communication and our quarterly earnings call contain certain forward-looking statements that are not historical facts, including, without limitation, statements with regard to future events or our future performance or financial condition, and statements regarding share repurchase activity, distribution levels and frequency, expectations for net investment income levels in future quarters, and the financial position, business strategy and plans and objectives of management for FSK’s future operations. Words such as “anticipate,” “believe,” “expect,” “intend,” “project,” and “future” or similar expressions indicate a forward-looking statement, although not all forward-looking statements include these words. These forward-looking statements are not guarantees of performance or events and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause our actual results or future events to differ materially from those expressed or forecasted in the forward-looking statements for any reason, including those factors set forth in “Item 1A. Risk Factors” in our Annual Report on Form 10-K and subsequent filings. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results or events to differ materially from those projected in these forward-looking statements. Factors that could cause actual results or events to differ materially include, without limitation, changes in the economy, geo-political risks, risks associated with possible disruption in FSK’s operations or the economy generally due to terrorism, natural disasters or pandemics, future changes in laws or regulations and conditions in FSK’s operating area and the price at which shares of FSK’s common stock trade on the New York Stock Exchange. Some of these factors are enumerated in the filings FSK makes with the SEC. In addition, the FSK board-authorized share repurchase program does not require FSK to repurchase any specific number of shares of FSK’s common stock. There is no assurance that FSK or any of its affiliates will purchase shares of its common stock at any specific discount levels or in any specific amounts or that the market price of FSK’s common stock, either absolutely or relative to net asset value, will increase as a result of any share repurchases, or that any repurchase plan will enhance stockholder value over the long term. The forward-looking statements included in this communication and on our quarterly earnings call are based on information available as of the date hereof and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Except as required by the federal securities laws, FSK undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should not place undue reliance on these forward-looking statements.

The press release above contains summaries of certain financial and statistical information about FSK. The information contained in this press release is summary information that is intended to be considered in the context of FSK’s SEC filings and other public announcements that FSK may make, by press release or otherwise, from time to time. FSK undertakes no duty or obligation to update or revise the information contained in this press release. In addition, information related to past performance, while helpful as an evaluative tool, is not necessarily indicative of future results, the achievement of which cannot be assured. Investors should not view the past performance of FSK, or information about the market, as indicative of FSK’s future results.

Other Information

The information in this press release is summary information only and should be read in conjunction with FSK’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, which FSK filed with the SEC on August 6, 2026, as well as FSK’s other reports filed with the SEC. Copies of FSK’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 and FSK’s other reports filed with the SEC can be found on FSK’s website at www.fskkrcapitalcorp.com and the SEC’s website at www.sec.gov.

Certain Information About Distributions

The determination of the tax attributes of FSK’s distributions is made annually as of the end of its fiscal year based upon its taxable income and distributions paid, in each case, for the full year. Therefore, a determination as to the tax attributes of the distributions made on a quarterly basis may not be representative of the actual tax attributes for a full year. FSK intends to update stockholders quarterly with an estimated percentage of its distributions that resulted from taxable ordinary income. The actual tax characteristics of distributions to stockholders will be reported to stockholders annually on Form 1099-DIV.

The timing and amount of any future distributions on FSK’s shares of common stock are subject to applicable legal restrictions and the sole discretion of its board of directors. There can be no assurance as to the amount or timing of any such future distributions.

FSK may fund its distributions to stockholders from any sources of funds legally available to it, including net investment income from operations, capital gains proceeds from the sale of assets, non-capital gains proceeds from the sale of assets, dividends or other distributions paid to it on account of preferred and common equity investments in portfolio companies, proceeds from the sale of shares of FSK’s common stock and borrowings. FSK has not established limits on the amount of funds it may use from available sources to make distributions. In addition, portions of our distributions may be funded indirectly through the waiver of certain investment advisory fees by our investment adviser. Any distributions funded through waivers of investment advisory fees will not be based on our investment performance and can only be sustained if we achieve positive investment performance in future periods and/or our investment adviser and its affiliates continue to make such reimbursements or waivers of such fees. There can be no assurance that FSK will be able to pay distributions at a specific rate or at all.

5

Unaudited Consolidated Statements of Operations

(dollar amounts in millions, except per share amounts, unless otherwise noted)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Investment income
From non-controlled/unaffiliated investments:
Interest income	$166	$224	$343	$441
Paid-in-kind interest income	8	15	14	31
Fee income	4	9	6	23
Dividend and other income	2	12	11	24
From non-controlled/affiliated investments:
Interest income	2	8	3	16
Paid-in-kind interest income	13	18	25	36
Fee income	—	—	—	3
Dividend and other income	—	6	2	15
From controlled/affiliated investments:
Interest income	7	13	15	28
Paid-in-kind interest income	21	20	41	48
Fee income	1	—	1	—
Dividend and other income	66	73	133	133
Total investment income	290	398	594	798

Operating expenses
Management fees	44	53	92	105
Subordinated income incentive fees	23	36	48	75
Administrative services expenses	3	2	5	5
Accounting and administrative fees	1	1	2	2
Interest expense	101	125	206	238
Other general and administrative expenses	7	8	13	13
Total operating expenses	179	225	366	438
Subordinated income incentive fee waiver	(11)	—	(11)	—
Net expenses	168	225	355	438
Net investment income	122	173	239	360

Realized and unrealized gain/loss
Net realized gain (loss) on investments:
Non-controlled/unaffiliated investments	(5)	(66)	(46)	(106)
Non-controlled/affiliated investments	(72)	(1)	(170)	8
Controlled/affiliated investments	—	(68)	(56)	(55)
Net realized gain (loss) on foreign currency forward contracts	—	(3)	(4)	(3)
Net realized gain (loss) on foreign currency	(4)	(6)	(9)	(5)
Net change in unrealized appreciation (depreciation) on investments:
Non-controlled/unaffiliated investments	(47)	58	(286)	116
Non-controlled/affiliated investments	85	(62)	95	(82)
Controlled/affiliated investments	(116)	(151)	(264)	(203)
Net change in unrealized appreciation (depreciation) on foreign currency forward contracts	(1)	(10)	8	(20)
Net change in unrealized gain (loss) on foreign currency	6	(59)	20	(85)
Total net realized and unrealized gain (loss)	(154)	(368)	(712)	(435)
Provision for taxes on investments	—	(11)	—	(11)
Realized loss on extinguishment of debt	(2)	(3)	(2)	(3)
Net increase (decrease) in net assets resulting from operations	$(34)	$(209)	$(475)	$(89)

Net increase (decrease) in net assets resulting from operations (Earnings (Losses) per share of common stock)—basic	$(0.13)	$(0.75)	$(1.70)	$(0.32)
Weighted average shares of common stock outstanding—basic	280,060,267	280,066,433	280,063,316	280,066,433
Net increase (decrease) in net assets resulting from operations (Earnings (Losses) per share of common stock)—diluted	$(0.13)	$(0.75)	$(1.70)	$(0.32)
Weighted average shares of common stock outstanding—diluted	280,235,393	280,066,433	280,151,363	280,066,433

6

Consolidated Balance Sheets

(dollar amounts in millions, except per share amounts, unless otherwise noted)

	June 30, 2026 (Unaudited)	December 31, 2025
Assets
Investments, at fair value
Non-controlled/unaffiliated investments (amortized cost—$7,393 and $8,406, respectively)	$6,864	$8,164
Non-controlled/affiliated investments (amortized cost—$743 and $929, respectively)	765	855
Controlled/affiliated investments (amortized cost—$4,469 and $4,406, respectively)	3,789	3,990
Total investments, at fair value (amortized cost—$12,605 and $13,741, respectively)	11,418	13,009
Cash and cash equivalents	107	181
Foreign currency, at fair value (cost—$2 and $27, respectively)	2	27
Receivable for investments sold and repaid	310	313
Income receivable	89	98
Unrealized appreciation on foreign currency forward contracts	1	—
Deferred financing costs	31	32
Prepaid expenses and other assets	36	69
Total assets	$11,994	$13,729
Liabilities
Payable for investments purchased	$1	$8
Debt (net of deferred financing costs and discount of $50 and $45, respectively)	6,471	7,634
Unrealized depreciation on foreign currency forward contracts	3	10
Stockholder distributions payable	118	—
Management fees payable	44	50
Subordinated income incentive fees payable	12	28
Administrative services expense payable	3	1
Interest payable	61	77
Other accrued expenses and liabilities	13	72
Total liabilities	6,726	7,880
Commitments and contingencies

Preferred stock, $0.001 par value per share, 50,000,000 shares authorized, respectively; 6,000,000 and 0 Cumulative Convertible Perpetual Preferred Stock, Series A shares, $0.001 par value per share, $25.00 liquidation preference per share, issued and outstanding, respectively	150	—

Stockholders’ equity
Common stock, $0.001 par value per share, 750,000,000 shares authorized, respectively, 279,688,633 and 280,066,433 shares issued and outstanding, respectively	0	0
Capital in excess of par value	9,195	9,199
Retained earnings (accumulated deficit)	(4,077)	(3,350)
Total stockholders’ equity	5,118	5,849
Total liabilities, preferred stock and stockholders’ equity	$11,994	$13,729
Net asset value per share of common stock at period end	$18.30	$20.89

7

Non-GAAP Financial Measures

This press release contains certain financial measures that have not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). These non-GAAP financial measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. These measures should only be used to evaluate FSK’s results of operations in conjunction with their corresponding GAAP measures. Pursuant to the requirements of Item 10(e) of Regulation S-K, as promulgated under the Securities Exchange Act of 1934, as amended, FSK has provided a reconciliation of these non-GAAP financial measures in the table below.

Reconciliation of Non-GAAP Financial Measures(1)

	Three Months Ended
	June 30, 2026	March 31, 2026
GAAP net investment income per share	$0.44	$0.42
Accrual for the capital gains incentive fee	—	—
Excise tax (net of incentive fee impact)	—	—
Accretion resulting from merger accounting	$(0.01)	$(0.01)
Non-recurring expenses	—	—
Adjusted net investment income per share(2)	$0.43	$0.41

	Three Months Ended
	June 30, 2026	March 31, 2026
GAAP Net realized and unrealized gain (loss) per share	$(0.56)	$(2.00)
Unrealized appreciation from merger accounting	$0.01	$0.01
Adjusted net realized and unrealized gain (loss)(2)	$(0.55)	$(1.99)

(in millions)	June 30, 2026	March 31, 2026
Debt outstanding (principal)	$6,491	$7,290
Convertible preferred stock	$150	-—
Cash, cash equivalents, restricted cash and foreign currency	$(109)	$(133)
Net receivable investments sold and repaid	$(309)	$(261)
Net debt outstanding(3)	$6,223	$6,896
Debt to equity ratio	127%	138%
Net debt to equity ratio(3)	122%	131%

Endnotes

1)	Per share data was derived by using the weighted average shares of FSK’s common stock outstanding during the applicable period. Per share numbers may not sum due to rounding.

2)	Adjusted net investment income is a non-GAAP financial measure. Adjusted net investment income is presented for all periods as GAAP net investment income excluding (i) the accrual for the capital gains incentive fee for realized and unrealized gains; (ii) excise taxes (net of incentive fee impact) (iii) the impact of accretion resulting from merger accounting; and (iv) certain non-recurring operating expenses that are one-time in nature and are not representative of ongoing operating expenses incurred during FSK’s normal course of business. FSK uses this non-GAAP financial measure internally in analyzing financial results and believes that the use of this non-GAAP financial measure is useful to investors as an additional tool to evaluate ongoing results and trends and in comparing its financial results with other business development companies. Adjusted net realized and unrealized gain (loss) is a non-GAAP financial measure. Adjusted net realized and unrealized gain (loss) is presented for all periods as GAAP realized and unrealized gains to exclude the impact of the merger accounting. FSK uses this non-GAAP financial measure internally in analyzing financial results and believes that the use of this non-GAAP financial measure is useful to investors as an additional tool to evaluate ongoing results and trends and in comparing its financial results with other business development companies. The presentation of this additional non-GAAP financial measure information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP. A reconciliation of GAAP net investment income to adjusted net investment income and GAAP net realized and unrealized gain (loss) to adjusted net realized and unrealized gain can be found above.

8

3)	Net debt and the net debt-to-equity ratio are non-GAAP financial measures. Net debt to equity ratio is debt outstanding including convertible preferred stock outstanding, net of cash, cash equivalents, restricted cash and foreign currency and net payable/receivable for investments purchased/sold and repaid, divided by net assets. FSK uses these non-GAAP financial measures internally to monitor and evaluate its leverage and financial condition and believes the presentation of these measures enhances investors’ ability to analyze trends in FSK’s business and to evaluate FSK’s leverage and ability to take on additional debt. The presentation of this additional non-GAAP financial measure information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP. A reconciliation of GAAP debt outstanding to net debt outstanding and GAAP debt-to-equity ratio to the net debt-to-equity ratio can be found above.

4)	The per share data for distributions reflects the amount of distributions paid per share of our common stock to stockholders of record during each applicable period.

5)	See FSK’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 for important information, including information related to the calculation and definition of weighted average annual yield on accruing debt investments, weighted average annual yield on all debt investments, variable rate debt investments, fixed rate debt investments, other income producing investments and non-income producing investments.

6)	Does not include investments on non-accrual status.

7)	Interest income is recorded on an accrual basis. See FSK’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 for a description of FSK’s revenue recognition policy.

8)	Restricted cash is the cash collateral required to be posted pursuant to the Company’s derivative contracts.

9)	Total AUM estimated as of March 31, 2026. References to “assets under management” or “AUM” represent the assets managed by Future Standard or its strategic partners as to which Future Standard is entitled to receive a fee or carried interest (either currently or upon deployment of capital) and general partner capital. Future Standard calculates the amount of AUM as of any date as the sum of: (i) the fair value of the investments of Future Standard’s investment funds; (ii) uncalled investor capital commitments to these funds, including uncalled investor capital commitments from which Future Standard is currently not earning management fees or carried interest; (iii) the value of outstanding CLOs; (iv) the fair value of FS KKR Capital Corp. joint venture (JV) assets and (v) the fair value of other assets managed by Future Standard. Future Standard’s calculation of AUM may differ from the calculations of other asset managers and, as a result, Future Standard’s measurements of its AUM may not be comparable to similar measures presented by other asset managers. Future Standard’s definition of AUM is not based on any definition of AUM that may be set forth in agreements governing the investment funds, vehicles or accounts that it manages and is not calculated pursuant to any regulatory definitions.

Contact Information:

Investor Relations Contact

Anna Kleinhenn

Anna.Kleinhenn@futurestandard.com

Future Standard Media Team

Marc Hazelton

Marc.Hazelton@futurestandard.com

9